UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Premier Financial Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-26850	34-1803915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clinton Street
Defiance, Ohio		43512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 419 785-8700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 30, 2023, Premier Financial Corp. (“Premier”) completed the sale of its wholly-owned subsidiary, First Insurance Group (“FIG”), to Risk Strategies Corporation, a leading national specialty insurance brokerage and risk management firm. The disposition is expected to generate a pre-tax gain on sale for Premier of approximately $30 million after transaction costs. The transaction is expected to strengthen Premier’s capital by increasing equity approximately $21 million and tangible equity by approximately $46 million, which includes the recovery of goodwill and intangibles of approximately $25 million. Based on Premier’s outstanding shares of 35,728,266 as of May 1, 2023, this increase represents approximately $0.60 of book value per share and $1.30 of tangible book value per share. Utilization of sale proceeds is expected to improve net interest income that effectively offsets pre-tax earnings previously generated from FIG.

A copy of the press release announcing the sale of FIG is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include Premier’s beliefs and expectations regarding future results related to the completed sale of FIG to Risk Strategies Corporation. When used in this Report, the words “expected”, “approximately” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Premier as of the date hereof, are inherently subject to business, economic, and regulatory uncertainties and contingencies, including finalization of the estimates in the closing process, that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 2022, as updated by other filings with the SEC. All information provided in this Report is as of the date hereof, and we undertake no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1 104	Press Release dated June 30, 2023 Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL CORP.

Date:	June 30, 2023	By:	/s/ Shannon M. Kuhl
Shannon M. Kuhl Chief Legal Officer